Exhibit 99.1

Exterran Partners Reports Third-Quarter 2014 Results
● Organic growth of 47,000 operating horsepower
● Closed acquisition for an additional 110,000 operating horsepower
● Distribution coverage, excluding the benefit of cost caps, of 1.24x

HOUSTON, Nov. 4, 2014 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (as defined below), of $75.1 million for the third quarter 2014, compared to $68.6 million for the second quarter 2014 and $55.7 million for the third quarter 2013. Distributable cash flow (as defined below) was $45.7 million for the third quarter 2014, compared to $42.4 million for the second quarter 2014 and $33.3 million for the third quarter 2013.

Revenue was $153.2 million for the third quarter 2014, compared to $145.7 million for the second quarter 2014 and $115.8 million for the third quarter 2013.

Net income was $18.1 million, or $0.26 per diluted limited partner unit, for the third quarter 2014, compared to net income of $17.8 million, or $0.26 per diluted limited partner unit, for the second quarter 2014, and net income of $10.0 million, or $0.16 per diluted limited partner unit, for the third quarter 2013.

“We achieved a record quarterly level of distributable cash flow in the third quarter. Our performance benefitted from compression assets we acquired from MidCon Compression, LLC and a solid level of organic horsepower growth,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “Including acquisitions and organic growth, Exterran Partners added 683,000 operating horsepower in the first nine months of 2014. Our goal is to continue to grow the partnership through organic growth associated with the development of the oil and natural gas infrastructure in the United States, further execution of our dropdown strategy with Exterran Holdings, and third-party acquisitions.”

For the third quarter 2014, Exterran Partners’ quarterly cash distribution will be $0.5525 per limited partner unit, or $2.21 per limited partner unit on an annualized basis. The third-quarter 2014 distribution is $0.01 higher than the second-quarter 2014 distribution of $0.5425 per limited partner unit and $0.025 higher than the third-quarter 2013 distribution of $0.5275 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Tuesday, Nov. 4, 2014, to discuss their third-quarter 2014 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 38304099.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 38304099#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs (b) plus the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

In the first quarter of 2014, we revised our definition of EBITDA, as further adjusted, to add back expensed acquisition costs. This adjustment was made because management uses the resulting EBITDA, as further adjusted, as a supplemental measure to review current period operating performance. EBITDA, as further adjusted, for all periods presented have been restated to exclude these amounts for comparison purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs, interest expense and any amounts reimbursed to us by Exterran Holdings as a result of the caps on cost of sales and SG&A costs provided in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains/losses on asset sales and other charges.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; the failure of any third party to perform its contractual obligations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Revenue	$153,163	$145,694	$115,808

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	61,852	59,835	51,478
Depreciation and amortization	33,598	31,708	27,158
Long-lived asset impairment	3,558	1,991	784
Restructuring charges	125	198	-
Selling, general and administrative	20,734	19,047	16,948
Interest expense	16,141	14,756	9,735
Other (income) expense, net	(649)	(134)	(639)
Total costs and expenses	135,359	127,401	105,464
Income before income taxes	17,804	18,293	10,344
Provision for (benefit from) income taxes	(299)	541	309
Net income	$18,103	$17,752	$10,035

General partner interest in net income	$3,631	$3,088	$1,911

Limited partner interest in net income	$14,472	$14,664	$8,124

Weighted average common units outstanding used in earnings per limited partner unit (1):
Basic	55,661	55,592	49,409

Diluted	55,663	55,594	49,429

Earnings per limited partner unit (1):
Basic	$0.26	$0.26	$0.16

Diluted	$0.26	$0.26	$0.16

(1) Basic and diluted earnings per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted earnings per limited partner unit is determined by dividing earnings allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2014		2014		2013

Revenue	$153,163		$145,694		$115,808

Gross margin (1)	$91,311		$85,859		$64,330
Gross margin percentage	60%		59%		56%

EBITDA, as further adjusted (1)	$75,125		$68,563		$55,682
% of revenue	49%		47%		48%

Capital expenditures	$77,465		$78,971		$40,303
Less: Proceeds from sale of property, plant and equipment	(4,221)		(552)		(2,611)
Net capital expenditures	$73,244		$78,419		$37,692

Distributable cash flow (2)	$45,682		$42,393		$33,282

Distributions declared for the period per limited partner unit	$0.5525		$0.5425		$0.5275
Distributions declared to all unitholders for the period, including incentive distribution rights	$34,764		$33,649		$28,340
Distributable cash flow coverage (3)	1.31	x	1.26	x	1.17	x
Distributable cash flow coverage (without the benefit of the cost caps) (4)	1.24	x	1.22	x	0.91	x

	September 30,		June 30,		September 30,
	2014		2014		2013

Debt	$1,220,013		$1,041,736		$719,818
Total partners' capital	703,028		718,966		601,424

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Defined as distributable cash flow excluding the benefit of the cost caps for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights. The benefit received from the cost caps on operating and selling, general and administrative costs provided by Exterran Holdings were $2.7 million, $1.4 million and $7.4 million for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$18,103	$17,752	$10,035
Depreciation and amortization	33,598	31,708	27,158
Long-lived asset impairment	3,558	1,991	784
Restructuring charges	125	198	-
Selling, general and administrative	20,734	19,047	16,948
Interest expense	16,141	14,756	9,735
Other (income) expense, net	(649)	(134)	(639)
Provision for (benefit from) income taxes	(299)	541	309
Gross margin (1)	91,311	85,859	64,330
Cap on operating costs provided by Exterran Holdings ("EXH")	-	-	3,212
Cap on selling, general and administrative costs provided by EXH	2,685	1,399	4,164
Expensed acquisition costs (in Other (income) expense, net)	866	-	-
Non-cash selling, general and administrative costs	348	218	285
Less: Selling, general and administrative	(20,734)	(19,047)	(16,948)
Less: Other income (expense), net	649	134	639
EBITDA, as further adjusted (1)	75,125	68,563	55,682
Less: (Provision for) benefit from income taxes	299	(541)	(309)
Less: Gain on sale of property, plant and equipment (in Other (income) expense, net)	(1,414)	(170)	(614)
Less: Cash interest expense	(14,962)	(13,563)	(8,802)
Less: Maintenance capital expenditures	(13,366)	(11,896)	(12,675)
Distributable cash flow (2)	$45,682	$42,393	$33,282

Cash flows from operating activities	$52,980	$38,782	$49,072
Provision for doubtful accounts	(145)	(59)	(52)
Cap on operating costs provided by EXH	-	-	3,212
Cap on selling, general and administrative costs provided by EXH	2,685	1,399	4,164
Expensed acquisition costs	866	-	-
Restructuring charges	125	198	-
Payments for settlement of interest rate swaps that include financing elements	(950)	(981)	(957)
Maintenance capital expenditures	(13,366)	(11,896)	(12,675)
Change in assets and liabilities	3,487	14,950	(9,482)
Distributable cash flow (2)	$45,682	$42,393	$33,282

Net income	$18,103	$17,752	$10,035
Items:
Long-lived asset impairment	3,558	1,991	784
Restructuring charges	125	198	-
Expensed acquisition costs	866	-	-
Net income, excluding items	$22,652	$19,941	$10,819

Diluted earnings per limited partner unit	$0.26	$0.26	$0.16
Adjustment for items per limited partner unit	0.08	0.04	0.02
Diluted earnings per limited partner unit, excluding items (1)	$0.34	$0.30	$0.18

(1) Management believes EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Total available horsepower (at period end) (1)	3,052	2,966	2,391

Total operating horsepower (at period end) (1)	2,947	2,790	2,221

Average operating horsepower	2,877	2,708	2,217

Horsepower Utilization:
Spot (at period end)	97%	94%	93%
Average	96%	94%	93%

Total available U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	4,125	3,976	3,423

Total operating U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,588	3,422	2,840

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 64,000, 73,000 and 96,000 at September 30, 2014, June 30, 2014 and September 30, 2013, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 1,000, 1,000 and 7,000 at September 30, 2014, June 30, 2014 and September 30, 2013, respectively.